SECURITIES AND EXHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 28, 2001
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                                  SkyMall, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



          Nevada                      000-21657                  86-0651100
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(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification Number)



                  1520 East Pima Street, Phoenix, Arizona 85034
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               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code (602) 254-9777
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On March 28, 2001, SkyMall, Inc. ("SkyMall" or the "Company") and its wholly-owned subsidiary, Durham & Company ("Durham"), entered into an Asset Purchase Agreement (the "Agreement") with Awards.com, Inc. ("Awards.com"). Pursuant to the Agreement, Awards.com acquired substantially all of the business operations of Durham, which is engaged in the business of providing logo merchandise and corporate identity products to various major corporations. Awards.com acquired substantially all of the assets of Durham and assumed various liabilities associated with Durham's operations.

In exchange for Durham's assets, SkyMall obtained a note receivable in the face amount of $1,000,000 which bears interest at 10% per annum. Interest is due monthly and the principal balance is due on March 28, 2004. SkyMall also received an equity interest in Awards.com. The total consideration received by SkyMall was approximately equal to the net carrying balances of the Durham assets and liabilities as previously recorded in the SkyMall consolidated financial statements.

Assuming the Company had entered into the Agreement as of January 1, 2000, the impact on the Company's Consolidated Statement of Operations for the year ended December 31, 2000 would have been the following:

     Revenues would have decreased by approximately $4.5 million. Cost of goods sold would have decreased by approximately $3.1 million, which would have improved SkyMall's consolidated gross margin percentage to 42.1% from 41.5%. Operating costs would have been reduced by approximately $1.4 million. The impact of the foregoing items would have resulted in a decrease in loss from operations of approximately $27,000. Assuming that interest would have been paid on the note receivable for the entire 2000 fiscal year and that the Company would not have been required to amortize the goodwill that resulted from the initial acquisition of Durham, the net effect of the transaction would have been to decrease SkyMall's net loss by $57,000 or $.01 per share.

Assuming the Company had entered into the Agreement as of December 31, 2000, the impact on the Company's Consolidated Balance Sheet as of December 31, 2000 would have been the following:

     The total assets, liabilities and shareholder's equity and the classification of assets and liabilities as current or long-term would not have been materially impacted by the transaction. The Company would have recorded a note receivable of $1.0 million and a long term asset of approximately $2.5 million relating to the equity interest in Awards.com. These assets are approximately equal to the carrying value of the Durham net assets and liabilities exchanged in the transaction.

(b) Not Applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits

    99.1     Press Release dated April 9, 2001

    99.2     Asset Purchase Agreement dated March 28, 2001

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SkyMall, Inc.


Dated: April 12, 2001                     By: /s/ Robert M. Worsley
                                              -------------------------------
                                              Robert M. Worsley
                                              Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit Number                    Description
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     99.1         Press Release dated April 9, 2001

     99.2 Asset Purchase Agreement dated as of March 28, 2001 by and among SkyMall, Inc., Durham & Company, Inc. and Awards.com, Inc.